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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

                               OCTOBER 4, 1998
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              Date of Report (date of earliest event reported)


                      CBT GROUP PUBLIC LIMITED COMPANY
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           (Exact name of Registrant as specified in its charter)


    REPUBLIC OF IRELAND                    0-25674             NOT APPLICABLE
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(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
incorporation or organization)                               Identification No.)


                             1005 HAMILTON COURT
                        MENLO PARK, CALIFORNIA 94025
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                  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


     Registrant's telephone number, including area code:  (650) 614-5900


                                     N/A
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        (Former name or former address, if changed since last report)

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Item 5.   Other Events.
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     On October 4, 1998, the Board of Directors of CBT Group PLC (the "Company")
adopted a Subscription Rights Declaration, pursuant to which one Subscription Right (a "Right") was granted for each outstanding ordinary share, nominal value IR9.375p (the "Shares"), of the Company. Each Right entitles the registered holder to purchase from the Company one Share at a price of $65.00 per Share, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in the Subscription Rights Declaration, which is filed herewith as Exhibit 4.1 (the "Rights Declaration").

     Until the earlier to occur of 10 days after (i) the public announcement that a person or group of affiliated or associated persons (other than the Company, a subsidiary of the Company or an employee benefit plan of the Company or a subsidiary) (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Shares (the "Shares Acquisition Date") or (ii) the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by an Acquiring Person of 15% or more of such outstanding Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced with respect to any of the Share certificates outstanding by such Share certificate. Notwithstanding the foregoing, any person or group of affiliated or associated persons who, at 12:00 midnight on October 4, 1998, was the beneficial owner of at least 15% of the number of Shares outstanding on such date will not be deemed an "Acquiring Person" unless such person or group of affiliated or associated persons acquires beneficial ownership of additional Shares at any time thereafter.

     The Rights Declaration provides that, until the Distribution Date, the Rights will be transferred with and only with the Shares. Until the Distribution Date (or earlier cancellation or expiration of the Rights), new Share certificates issued after the Record Date, upon transfer or new issuance of Shares, will contain a notation incorporating the Rights Declaration by reference. Until the Distribution Date (or earlier cancellation or expiration of the Rights), the surrender for transfer of any certificates for Shares outstanding as of the Record Date, even those without such notation, will also constitute the transfer of the Rights associated with the Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date.  The Rights
will expire on    October 4, 2008 (the "Final Expiration Date") unless the
Rights are earlier canceled or exchanged by the Company, or the Rights Plan is amended, in each case as described below.

     The Purchase Price payable, and the number of Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, a bonus issue in respect of, or a subdivision, combination, consolidation or reclassification of, the Shares; (ii) upon the grant to holders of the Shares of certain rights or warrants to subscribe for or purchase Shares at a price, or securities convertible into Shares with a conversion price, less than the then current market price of the Shares; or (iii) upon the distribution to holders of the Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends or dividends payable in Shares) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights and the number of Shares issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Shares, a stock dividend on the Shares payable in Shares, a bonus issue in respect of the Shares, or subdivisions, consolidations or combinations of the Shares occurring, in any such case, prior to the Distribution Date.

     In the event that any person becomes an Acquiring Person (a "Flip-In Event"), each holder of a Right will thereafter generally have the right to receive upon exercise that number of Shares having a market value of two times the then current Purchase Price. Notwithstanding any of the foregoing, following the occurrence of Flip-In
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Event all Rights that are, or (under certain circumstances specified in the
Rights Declaration) were, or subsequently become beneficially owned by an Acquiring Person, related persons and transferees will be null and void.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Shares will be issued. The Purchase Price is payable by certified check, cashier's check, bank draft or money order.

     At any time after a person becomes an Acquiring Person and prior to the acquisition by any Acquiring Person of 50% or more of the outstanding Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by any Acquiring Person which have become void), in whole or in part, at an exchange ratio of one Share per Right (subject to adjustment). However, if a majority of the Company's Board of Directors is elected by Shareholder action by written consent, then for a period of 180 days following such election the Rights cannot be exchanged if such exchange is reasonably likely to have the purpose or effect of facilitating an acquisition of the Company by a person or entity who proposed, nominated or supported a director of the Company so elected by written consent (an "Interested Person").

     At any time prior to a person becoming an Acquiring Person, the Board of Directors of the Company may cancel the Rights in whole, but not in part. Immediately upon any cancellation of the Rights, the right to exercise the Rights will terminate. However, if a majority of the Company's Board of Directors is elected by Shareholder action by written consent, then for a period of 180 days following such election the Rights cannot be exchanged if such exchange is reasonably likely to have the purpose or effect of facilitating an acquisition of the Company by an Interested Person.

     Other than provisions relating to principal economic terms of the Rights, the terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after the Distribution Date no such amendment may adversely affect the interests of the holders of the Rights. However, if a majority of the Company's Board of Directors is elected by Shareholder action by written consent, then for a period of 180 days following such election the Rights cannot be exchanged if such exchange is reasonably likely to have the purpose or effect of facilitating an acquisition of the Company by an Interested Person.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. Each Share in issue or hereafter issued by the Company will receive one Right.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on cancellation of the Rights or on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company prior to the time that the Rights may not be canceled (as described above) since the Board of Directors may, at its option, at any time until the Shares Acquisition Date cancel all of the Rights. The Rights are designed to provide additional protection against abusive takeover tactics such as offers for all shares at less than full value or at an inappropriate time (in terms of maximizing long-term shareholder value), partial tender offers and selective open-market purchases. The Rights are intended to assure that the Company's Board of Directors has the ability to protect shareholders and the Company if efforts are made to gain control of the Company in manner that is not in the best interests of the Company and its shareholders.

     The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Declaration, which is filed herewith as exhibit 4.1.
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Item 7.   Financial Statements and Exhibits
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          (a)  Not Applicable

          (b)  Not Applicable

          (c)  Exhibits.    The following exhibit is being filed herewith:

               (4.1) Rights Declaration, which includes as Exhibit A the Form of Subscription Rights Certificate (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A, filed on October 5, 1998).
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          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: October 5, 1998              CBT GROUP PLC


                                    /s/ Elizabeth K. Roemer
                                    -------------------------------
                                    Elizabeth K. Roemer
                                    Vice President and
                                    General Counsel
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                                CBT GROUP PLC
                          EXHIBIT INDEX TO FORM 8-K

Exhibit

 (4.1) Rights Declaration, which includes as Exhibit A the Form of
       Subscription Rights Certificate (incorporated by reference to Exhibit
       4.1 to the Company's Registration Statement on Form 8-A, filed on October 5, 1998).